Exhibit 4.1

Healthcare Realty Holdings, L.P., as Issuer

Healthcare Realty Trust Incorporated, as Guarantor

U.S. Bank Trust Company, National Association, as Trustee

INDENTURE

Dated as of

July 22, 2022

i

(continued)

(continued)

Section		Page
Article 8
RESERVED

ARTICLE 9
SUPPLEMENTAL INDENTURES

Section 9.01.	Supplemental Indentures Without Consent of Holders	37

Section 9.02.	Supplemental Indenture With Consent of Holders	38

Section 9.03.	Effect of Supplemental Indenture	39

Section 9.04.	Notation on Notes	39

Section 9.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee	39

ARTICLE 10
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01.	Issuer May Consolidate on Certain Terms	39

Section 10.02.	Issuer Successor to Be Substituted	40

Section 10.03.	Guarantor May Consolidate on Certain Terms	40

Section 10.04.	Guarantor Successor to Be Substituted	41

Section 10.05.	Assumption by Guarantor	41

ARTICLE 11
SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01.	Discharge of Indenture	42

Section 11.02.	Deposited Monies to Be Held in Trust by Trustee	42

Section 11.03.	Paying Agent to Repay Monies Held	43

Section 11.04.	Return of Unclaimed Monies	43

Section 11.05.	Reinstatement	43

ARTICLE 12
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01.	Option to Effect Legal Defeasance or Covenant Defeasance	43

Section 12.02.	Legal Defeasance and Discharge	43

Section 12.03.	Covenant Defeasance	44

Section 12.04.	Conditions to Legal or Covenant Defeasance	44

Section 12.05.	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions	45

Section 12.06.	Repayment to Issuer	46

(continued)

(continued)

Section		Page
Section 16.11.	Authenticating Agent	55

Section 16.12.	Execution in Counterparts	55

Section 16.13.	Severability	56

v

CROSS REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08, 7.10
(c)	N.A.
311(a)	7.13
(b)	7.13
(c)	N.A.
312(a)	5.01
(b)	5.02
(c)	5.02
313(a)	5.03
(b)	5.03
(c)	5.03
(d)	5.03
314(a)	4.06, 4.08
(b)	N.A.
(c)(1)	16.05
(c)(2)	16.05
(c)(3)	N.A.
(d)	N.A.
(e)	16.05
(f)	N.A.
315(a)	7.01
(b)	6.08
(c)	7.01
(d)	7.01
(e)	6.09
316(a)(1)(A)	6.07
(a)(1)(B)	6.07
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	6.02
(a)(2)	6.02
(b)	11.03
318(a)	N.A.

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

INDENTURE

INDENTURE dated as of July 22, 2022 (hereinafter called this “Indenture”) among Healthcare Realty Holdings, L.P., a Delaware limited partnership (f/k/a Healthcare Trust of America Holdings, LP, a Delaware limited partnership) (hereinafter called the “Issuer”), Healthcare Realty Trust Incorporated, a Maryland corporation (f/k/a Healthcare Trust of America, Inc., a Maryland corporation) (hereinafter called the “Guarantor” or, in its capacity as the sole general partner of the Issuer, the “General Partner”), each having its principal office at 3310 West End Avenue, Suite 700, Nashville, TN 37203, and U.S. Bank Trust Company, National Association, as trustee hereunder (hereinafter called the “Trustee”).

WHEREAS, the Issuer for its lawful purposes has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its notes, Additional Notes (as defined below) or other evidence of indebtedness (hereinafter called the “Debt Securities” or “Notes”) to be issued in one or more series as herein provided; and

WHEREAS, the Guarantor has duly authorized the issuance of a guarantee of the Debt Securities, and to provide therefor the Guarantor has duly authorized the execution and delivery of this Indenture and such Guarantee.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

THAT, in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Debt Securities by the holders thereof, and for other valuable consideration the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed among the Issuer, the Guarantor and the Trustee, for the benefit of those who shall hold the Debt Securities, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any Supplemental Indenture shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“2026 Notes” has the meaning specified in Section 6.01 hereof.

“Acquired Debt” means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Notes” means additional Notes which may be issued from time to time in accordance with the terms of the applicable Supplemental Indenture.

“Adjusted Treasury Rate” means, on any Redemption Date, the rate per year, as determined by the Quotation Agent, equal to:

(1) the yield, under the heading that represents the weekly average yield (being, if not reported as a weekly average yield, the average of the five most recent daily reported yields), appearing in the most recently published statistical release designated “H.15” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Remaining Life of the Debt Securities of such series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis rounding to the nearest month; or

(2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Adjusted Treasury Rate will be calculated at 5:00 p.m. (New York City time) on the third Business Day preceding the date of the notice of redemption by the Quotation Agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Note Registrar, co-registrar, Paying Agent or additional paying agent.

“Annual Debt Service Charge” as of any date means the amount of interest expense determined on a consolidated basis in accordance with generally accepted accounting principles.

“Authentication Order” means the written order of the Issuer directing the Trustee to authenticate any Debt Securities.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Benefited Party” has the meaning specified in Section 15.01 hereof.

“Board of Directors” means the board of directors of the General Partner or a committee of such board duly authorized to act for it hereunder.

“Business Day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York, or in such other place of payment of the Notes, are authorized or obligated by law or executive order to close.

“Clearstream” means Clearstream Banking S.A.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of Issuer and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) Annual Debt Service Charge of Issuer and its Subsidiaries, (2) provision for taxes of Issuer and its Subsidiaries based on income, (3) provisions for gains and losses on properties and depreciation and amortization, (4) increases in deferred taxes and other non-cash items, (5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments, (6) the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period, and (7) amortization of deferred charges.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at the address set forth in Section 16.03 hereof.

“Covenant Defeasance” has the meaning specified in Section 12.03 hereof.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means U.S. Bank Trust Company, National Association, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means any of Issuer’s or any of its Subsidiaries’ indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Issuer or any of its Subsidiaries, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such Person or, in the case of Issuer or one of its Subsidiaries, by the Board of Directors) of the property subject to such mortgage, pledge, lien, charge, encumbrance or security interest, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of property by Issuer or any of its Subsidiaries as lessee which is reflected on Issuer’s consolidated balance sheet as a financing lease in accordance with generally accepted accounting principles; but only to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on Issuer’s consolidated balance sheet in accordance with generally accepted accounting principles. The term “Debt” also includes, to the extent not otherwise included, any obligation of Issuer or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which Issuer or any of its Subsidiaries are a party and have assigned its or their interest, provided that such assignee of Issuer or its Subsidiary is not in default of any amounts due and owing under such leases), Debt of another Person (other than Issuer or any of its Subsidiaries) (it being understood that Debt shall be deemed to be incurred by Issuer or any of its Subsidiaries whenever Issuer or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof). In the case of items of indebtedness under (4) above, the term “Debt” will exclude any lease of property by Issuer or any of its Subsidiaries as lessee which is reflected on Issuer’s consolidated balance sheet as an operating lease in accordance with generally accepted accounting principles.

“Debt Securities” or “Notes” has the meaning specified in the second paragraph of this Indenture.

“Default” means any event which, after notice or the lapse of time, or both, would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03 hereof.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debt Securities. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company.

“Earnings from Operations” means, for any period, net income or loss of Issuer and its Subsidiaries, excluding: (1) provisions for gains and losses on sales of investments or joint ventures; (2) provisions for gains and losses on disposition of discontinued operations; (3) extraordinary and non-recurring items; and (4) impairment charges, property valuation losses and non-cash charges necessary to record interest rate contracts at fair value; plus amounts received as rent under leases which are accounted for as financing arrangements net of related interest income, as reflected in the consolidated financial statements of Issuer and its Subsidiaries for such period determined in accordance with generally accepted accounting principles.

“EDGAR” has the meaning specified in Section 4.06(a) hereof.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear system.

“Event of Default” means any event specified in Section 6.01 hereof as an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“General Partner” means the corporation named as the “General Partner” in the first paragraph of this Indenture, and, subject to the provisions of Article 10 hereof, shall include its successors and assigns.

“Global Debt Securities Legend” means the legend set forth in Section 2.06(f) hereof, which is required to be placed on all Global Debt Securities issued under this Indenture.

“Global Debt Securities” means the Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee and that bears the Global Debt Securities Legend and that has the “Schedule of Exchanges of Interests in the Global Debt Securities” attached thereto, issued in accordance with this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means the full and unconditional guarantee provided by the Guarantor in respect of the Notes as made applicable to the Notes in accordance with the provisions of Section 15.01 hereof.

“Guarantee Obligations” has the meaning specified in Section 15.01 hereof.

“Guarantor” means the corporation named as the “Guarantor” in the first paragraph of this Indenture, and, subject to the provisions of Article 10 hereof, shall include its successors and assigns.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Intercompany Debt” means Debt to which the only parties are any of Issuer, Guarantor and any of their Subsidiaries; provided, however, that with respect to any such Debt of which Issuer or Guarantor is the borrower, such Debt is subordinate in right of payment to the Notes.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Issuer” means the limited partnership named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article 10 hereof, shall include its successors and assigns.

“Legal Defeasance” has the meaning specified in Section 12.02 hereof.

“Note Register” has the meaning specified in Section 2.05 hereof.

“Note Registrar” has the meaning specified in Section 2.05 hereof.

“Noteholder” or “Holder” as applied to any Debt Security, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Debt Security is registered on the Note Registrar’s books.

“Officer” means, with respect to any Person, any person holding any of the following positions with such Person, or, in the case of a Person that is a partnership, the general partner of such Person: the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer and the Secretary.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by any two Officers or by one such Officer and any Assistant Treasurer or Assistant Secretary of such Person or, in the case of a Person that is a partnership, the general partner of such Person.

“Opinion of Counsel” means, with respect to any Person, an opinion in writing signed by legal counsel, who may be an employee of or counsel to such Person, or other counsel reasonably acceptable to the Trustee.

“outstanding,” when used with reference to Notes and subject to the provisions of Section 8.04 hereof, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(1) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer or the Guarantor) or (ii) which shall have been otherwise discharged in accordance with Article 11 hereof;

(3) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 hereof; and

(4) Notes paid or redeemed pursuant to Article 3 hereof.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning specified in Section 2.05 hereof.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“premium” means any premium payable under the terms of the Notes.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer.

“Prospectus” means the Issuer’s and the Guarantor’s prospectus dated June 13, 2022.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 3.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 3.01 hereof and the provisions of any relevant Supplemental Indenture.

“Redemption Price” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 3.01 hereof, the redemption price fixed for such redemption in accordance with the provisions of Section 3.01 hereof and the provisions of any relevant Supplemental Indenture.

“Reference Treasury Dealer” means any one Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of the notice of redemption.

“Remaining Life” means the remaining term of the Debt Securities of such series to be redeemed, calculated as if the maturity date of such Debt Securities were the applicable par call date.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” means any subsidiary which is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Commission as in effect on the date hereof.

“Stated Maturity,” with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date established by or pursuant to a Supplemental Indenture or such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Supplemental Indenture” has the meaning specified in Section 9.01 hereof.

“Total Assets” as of any date means the sum of (1) Issuer’s and all of its Subsidiaries’ Undepreciated Real Estate Assets and (2) all of Issuer’s and all of its Subsidiaries’ other assets determined in accordance with generally accepted accounting principles (but excluding intangibles).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided, that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means U.S. Bank Trust Company, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of Issuer’s and its Subsidiaries’ real estate assets, right of use assets associated with a financing lease in accordance with generally accepted accounting principles on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles; provided that “Undepreciated Real Estate Assets” will not include the right of use assets associated with an operating lease in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” as of any date means the sum of (1) those Undepreciated Real Estate Assets not encumbered by any mortgage, lien, charge, pledge or security interest and (2) all of Issuer’s and its Subsidiaries’ other assets on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest; provided, however, that, in determining Unencumbered Total Asset Value for purposes of Section 4.09(d) hereof, all investments by the Issuer and any of its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities accounted for financial reporting purposes using the equity method of accounting in accordance with generally accepted accounting principles shall be excluded from Unencumbered Total Asset Value.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

ARTICLE 2

FORMS GENERALLY AND DATING; ISSUABLE IN SERIES; REGISTRATION AND

EXCHANGE OF NOTES

Section 2.01. Forms Generally and Dating. The Debt Securities of each series shall be in the form or forms (including temporary or permanent global form) established from time to time by or pursuant to a resolution of the Board of Directors or in one or more Supplemental Indentures. The Debt Securities and the Trustee’s certificate of authentication shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by a resolution of the Board of Directors and may have such notations, legends or endorsements as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture or as may be required by law, stock exchange rule or usage. The Issuer shall approve and provide the form of the Debt Securities and the form of any Guarantee thereto and any notation, legend or endorsement thereon. If the form of Debt Securities of any series is established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Authentication Order or the authentication and delivery of such Debt Securities.

Each Debt Security shall be dated the date of its authentication. The form of the Trustee’s certificate of authentication to be borne by the Debt Securities shall be substantially as follows:

[FORM OF TRUSTEE’S CERTIFICATE]

This is one of the Debt Securities of the series referred to on the reverse hereof.

,
as Trustee

By:
Authorized Signatory

Dated:

Section 2.02. Amount Unlimited; Issuable in Series. The aggregate principal amount of the Debt Securities which may be authenticated and delivered under this Indenture is unlimited. The Debt Securities may be issued in one or more series. There shall be established in or pursuant to one or more resolutions of the Board of Directors, or established in or pursuant to one or more Supplemental Indentures, prior to the issuance of the Debt Securities of any series the terms and conditions of such Debt Securities as set forth in such Supplemental Indenture.

All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such Supplemental Indenture. Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise so provided, a series may be reopened for issuances of additional Debt Securities of such series.

If any of the terms of the Debt Securities of a series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee with an Officers’ Certificate setting forth the terms of the Debt Securities of such series. With respect to Debt Securities of a series which are not to be issued at one time, such resolution of the Board of Directors or action may provide general terms or parameters for Debt Securities of such series and provide either that the specific terms of particular Debt Securities of such series shall be specified in a Authentication Order or that such terms shall be determined by the Issuer or its agents in accordance with a Authentication Order .

Section 2.03. Reserved.

Section 2.04. Execution of Notes. The Debt Securities shall be signed, in the name and on behalf of the Issuer, manually or by facsimile or other electronic imaging means by an Officer of the General Partner. The Trustee will, upon receipt of an Authentication Order, manually authenticate Debt Securities for issue under this Indenture. The aggregate principal amount of Debt Securities of such series outstanding at any time may not exceed the aggregate principal amount of such Debt Securities authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Sections 2.07 and 2.08 hereof.

In case any Officer of the General Partner who shall have signed any of the Notes shall cease to be such Officer of the General Partner before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the General Partner, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper Officers of the General Partner, although at the date of the execution of this Indenture any such person was not such an Officer of the General Partner.

Section 2.05. Note Registrar and Paying Agent. The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Note Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Note Registrar will keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Note Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Note Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Note Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Note Registrar.

The Issuer initially appoints the DTC to act as Depositary with respect to the Global Debt Securities.

The Issuer initially appoints the Trustee to act as the Note Registrar and Paying Agent and to act as Custodian with respect to the Global Debt Securities.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or its Subsidiary) will have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.06. Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a) Transfer of Debt Securities. The transfer of any series of Debt Securities may be registered by the registered owner thereof, in person or by his attorney duly authorized in writing, at the office or agency of the Issuer to be maintained by it as provided in Section 4.02, by delivering such Debt Security for cancellation, accompanied by delivery of a duly executed instrument of transfer, in form approved by the Issuer and satisfactory to the Trustee or its designee, and thereupon the Issuer shall execute in the name of the transferee or transferees, and the Trustee or the authenticating agent shall authenticate and deliver, a new Debt Security or Debt Securities of the same series and of like form for the same aggregate principal amount.

(b) Global Debt Securities Legend. Each Global Debt Security will bear a legend in substantially the following form:

“THIS GLOBAL DEBT SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL DEBT SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL DEBT SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL DEBT SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(c) Cancellation and/or Adjustment of Global Debt Securities. At such time as all beneficial interests in a particular Debt Security have been exchanged for Debt Securities or a particular Debt Security has been redeemed or canceled in whole and not in part, each such Global Debt Security will be returned to or retained and canceled by the Trustee in accordance with Section 2.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debt Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debt Security the principal amount of Notes represented by such Global Debt Security will be reduced accordingly and an endorsement will be made on such Global Debt Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debt Security, such other Global Debt Security will be increased accordingly and an endorsement will be made on such Global Debt Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption, as the case may be, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of, as the case may be, if the applicant for such payment shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption of negotiable instruments or other securities without their surrender.

Section 2.08. Temporary Notes. Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 hereof and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.09. Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption or registration of transfer shall, if surrendered to the Issuer or any Paying Agent, which shall initially be the Trustee, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures, with copies of such cancelled Notes and related documentation provided to the Issuer. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10. CUSIP Numbers. The Issuer in issuing the Debt Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION OF NOTES

Section 3.01. Optional Redemption of Notes.

(a) The Issuer may, with respect to any Series of Notes, reserve the right to redeem and pay the Series of Notes or may covenant to redeem and pay the Series of Notes or any part thereof prior to the applicable maturity date thereof at such time and on such terms as provided for in such Notes. If a Series of Notes is redeemable and the Issuer wants or is obligated to redeem prior to the applicable maturity date thereof all or part of the Series of Notes pursuant to the terms of such Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of the Series of Notes to be redeemed. The Issuer shall give the notice at least 15 days before the Redemption Date (or such shorter period as may be acceptable to the Trustee).

(b) The Issuer shall not redeem the Notes pursuant to Section 3.01(a) hereof on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Redemption Price with respect to the Notes to be redeemed).

Section 3.02. Notice of Optional Redemption; Selection of Notes. In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01 hereof, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed (or sent by electronic transmission), the Trustee in the name of and at the expense of the Issuer, shall mail (or send by electronic transmission) or cause to be mailed (or sent by electronic transmission) a notice of such redemption not fewer than fifteen (15) calendar days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Note Register; provided, that if the Issuer makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee; provided further that the text of the notice shall be prepared by the Issuer. Such mailing shall be by first class mail (unless sent by electronic transmission). The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed; (ii) the CUSIP number or numbers, if any, of the Notes being redeemed; (iii) the Redemption Date (which shall be a Business Day); (iv) the Redemption Price at which Notes are to be redeemed; (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes; and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Notes are to be redeemed, the Issuer will give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Notes to be redeemed not fewer than fifteen (15) calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Issuer will deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 hereof) an amount of monies in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided, that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price.

If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Debt Security or the Notes in certificated form to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof), on a pro rata basis or such other method the Trustee deems fair and appropriate or is required by the Depositary. The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

Section 3.03. Payment of Notes Called for Redemption by the Issuer. If notice of redemption has been given as provided in Section 3.02 hereof, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Issuer shall default in the payment of such Notes at the Redemption Price, so long as Paying Agent holds funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, then (a) such Notes will cease to be outstanding on and after the Redemption Date, (b) interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date, (c) after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) and, except as provided in Sections 7.05 and 11.02 hereof, such Notes will cease to be entitled to any benefit or security under this Indenture, and (d) the Holders of the Notes shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

ARTICLE 4

CERTAIN COVENANTS OF THE ISSUER

Section 4.01. Payment of Principal, Premium and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption pursuant to Article 3 hereof), and premium, if any, and interest on each of the Global Debt Securities at the places, at the respective times and in the manner provided herein and in the applicable Supplemental Indenture and Notes; provided, that the Issuer or Paying Agent may withhold from payments of interest and upon redemption pursuant to Article 3 hereof, maturity or otherwise, any amounts the Issuer or Paying Agent is required to withhold by law.

Section 4.02. Maintenance of Office or Agency. The Issuer will maintain an office or agency, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or redemption and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office; provided, however, that the Corporate Trust Office of the Trustee shall not be an office or agency of the Issuer for the purpose of effective service of legal process on the Issuer.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee as Paying Agent, Note Registrar and Custodian, and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail (or send by electronic transmission), or cause to be mailed, the notices set forth in Section 7.10 and the third paragraph of Section 7.11 hereof. If co-registrars have been appointed in accordance with this Section 4.02, the Trustee shall mail such notices only to the Issuer and the Holders of Notes it can identify from its records.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.10 hereof, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent.

(a) If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(2) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b) If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 11.02 and 11.03 hereof.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05. Existence. Subject to Article 10 hereof, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, that neither the Issuer nor the Guarantor shall be required to preserve any such right if the Issuer or the Guarantor, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor, as applicable, and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.06. Reports.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuer will furnish to the Trustee:

(1)	all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports,

in each case within fifteen (15) days after the Issuer files such reports with the Commission or would be required to file such reports with the Commission pursuant to the applicable rules and regulations of the Commission, whichever is earlier. Reports, information and documents filed with the Commission via the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.

Delivery of reports, information and documents to the Trustee under this Section 4.06 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by its independent registered public accounting firm, unless otherwise permitted by the Commission. Notwithstanding the foregoing, if permitted by the Commission, the Issuer may satisfy its obligation to furnish the reports described above by furnishing such reports filed by the Guarantor. The Issuer will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will make the reports available on its website within fifteen (15) days after it files such reports with the Commission.

If the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in clauses (1) and (2) above with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Issuer will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Issuer’s filings for any reason, the Issuer will make the reports referred to in clauses (1) and (2) above available on its website within fifteen (15) days after the Issuer would be required to file such reports with the Commission. Notwithstanding the foregoing, if permitted by the Commission, the Issuer’s obligations to file reports under this Section 4.06(a) may be satisfied by the filing of the reports described in clauses (1) and (2) above by the Guarantor.

(b) For so long as any Notes remain outstanding, if at any time it is not required to file with the Commission the reports required by paragraphs (a) of this Section 4.06, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.07. Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Compliance Certificate. Within one hundred twenty (120) calendar days after the end of each fiscal year of the Issuer, the Issuer and the Guarantor shall deliver to the Trustee a certificate signed by any of the principal executive officer, principal financial officer or principal accounting officer of the Issuer and the Guarantor, as the case may be, stating whether or not the signer has knowledge of any Default under this Indenture, and, if so, specifying each Default and the nature and the status thereof.

The Issuer will deliver to the Trustee, within thirty (30) calendar days of becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such Default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.09. Limitations on Incurrence of Debt.

(a) Limitation on Total Outstanding Debt. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt (including (i) guarantees of Debt incurred by the Guarantor and (ii) guarantees of debt of a Subsidiary of the Guarantor that is not a Subsidiary of the Issuer), other than Intercompany Debt and guarantees of Debt incurred by the Issuer or its Subsidiaries in compliance with this Indenture, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Issuer’s and its Subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of the Issuer’s most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Issuer or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

(b) Limitation on Secured Debt. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt (including (i) guarantees of Debt incurred by the Guarantor and (ii) guarantees of debt of a Subsidiary of the Guarantor that is not a Subsidiary of the Issuer), other than Intercompany Debt and guarantees of Debt incurred by Issuer or its Subsidiaries in compliance with this Indenture, secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of Issuer’s or any of its Subsidiaries’ property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of Issuer’s and its Subsidiaries’ outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on Issuer’s or its Subsidiaries’ property is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of the Issuer’s most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Issuer or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; provided, that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on Issuer’s consolidated balance sheet shall be deducted from Debt and from Total Assets.

(c) Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt, other than Intercompany Debt and guarantees of Debt by Issuer or its Subsidiaries in compliance with this Indenture, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt incurred by Issuer and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (2) the repayment or retirement of any other Debt by Issuer and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (4) in the case of any acquisition or disposition by Issuer or its Subsidiaries of any asset or group of assets or other placement of any assets in service or removal of any assets from service by Issuer or any of its Subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition, disposition, placement in service or removal from service, or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service, being included in such unaudited pro forma calculation.

(d) Maintenance of Unencumbered Total Asset Value. The Issuer, together with its Subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate outstanding principal amount of all Issuer’s and its Subsidiaries’ unsecured Debt, taken as a whole.

Section 4.10. Insurance. The Issuer will, and will cause of each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by applicable law.

ARTICLE 5

NOTEHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

Section 5.01. Noteholders’ Lists. Unless otherwise set forth in the applicable Supplemental Indenture, the Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) calendar days after each April 1 and October 1 of each year beginning with October 1, 2022, and at such other times as the Trustee may reasonably request in writing, within thirty (30) calendar days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Notes as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Issuer to the Trustee so long as the Trustee is acting as the sole Note Registrar.

Section 5.02. Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 hereof or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 hereof upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other Holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Noteholder agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Notes made pursuant to the Trust Indenture Act.

Section 5.03. Reports by Trustee.

(a) On or before May 15 of each year beginning with May 15, 2023, the Trustee shall transmit to Holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable Sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

(b) A copy of such report shall, at the time of such transmission to Holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which the Notes are listed and with the Issuer. The Issuer will promptly notify the Trustee in writing if the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

ARTICLE 6

REMEDIES OF THE TRUSTEE AND HOLDERS ON AN EVENT OF DEFAULT

Section 6.01. Events of Default. In case one or more of the following (each an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default for thirty (30) days in the payment of any installment of interest under the Debt Securities of such series; or

(b) default in the payment of the principal amount or Redemption Price due with respect to the Debt Securities of such series, when the same becomes due and payable; provided, however, that a valid extension of the applicable maturity date in accordance with the terms hereof shall not constitute a default in the payment of principal; or

(c) the Issuer fails to comply with any of the Issuer’s other agreements contained in the Debt Securities of such series or this Indenture upon receipt by the Issuer of notice of such default by the Trustee or by Holders of not less than twenty five percent (25%) in aggregate principal amount of the Debt Securities of such series then outstanding and the Issuer fails to cure (or obtain a waiver of) such default within sixty (60) days after the Issuer receives such notice; or

(d) failure to pay any indebtedness for monies borrowed by the Issuer, the Guarantor or any Significant Subsidiary of the Issuer in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from Holders of at least twenty five percent (25%) in principal amount of the outstanding Debt Securities of such series); provided, however, that for the purposes of this Section 6.01(d), $50,000,000 shall be replaced by $35,000,000 for so long as any of the Issuer’s 3.50% Senior Notes Due 2026 (the “2026 Notes”) are outstanding; or

(e) the Issuer, the Guarantor or any Significant Subsidiary of the Issuer pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Issuer, the Guarantor or a Significant Subsidiary of the Issuer or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary of the Issuer or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary of the Issuer; or

(ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer, the Guarantor or a Significant Subsidiary of the Issuer; or

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(f) an involuntary case or other proceeding shall be commenced against the Issuer, the Guarantor or any Significant Subsidiary of the Issuer seeking liquidation, reorganization or other relief with respect to the Issuer, the Guarantor or a Significant Subsidiary of the Issuer or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary of the Issuer or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary of the Issuer, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer, the Guarantor or any Significant Subsidiary of the Issuer in an involuntary case or proceeding; or

(ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary of the Issuer or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary of the Issuer; or

(iii) orders the liquidation of the Issuer, the Guarantor or a Significant Subsidiary of the Issuer;

and, in each case in this clause (g), the order or decree remains unstayed and in effect for thirty (30) calendar days,

then, in each and every such case (other than an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) hereof with respect to the Issuer), unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Debt Securities of such series then outstanding, by notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Holders), may declare the principal amount of and premium, if any, and interest accrued and unpaid on all the Debt Securities of such series to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) hereof occurs with respect to the Issuer, the principal amount of and premium, if any, and interest accrued and unpaid on all the Debt Securities of such series shall be immediately and automatically due and payable without necessity of further action.

If, at any time after the principal amount of and premium, if any, and interest on the Debt Securities of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding on behalf of the Holders of all of the Debt Securities of such series then outstanding, by written notice to the Issuer and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.07 hereof, if all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest that have become due solely because of such acceleration, have been cured or waived. No such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Issuer shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.08 hereof.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders of Debt Securities of such series, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders of Debt Securities of such series, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02. Payments of Debt Securities on Default; Suit Therefor. The Issuer covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b) hereof, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Debt Securities of such series, (i) the whole amount that then shall be due and payable on all such Debt Securities of such series for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Debt Securities of such series, plus 1%, from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06 hereof. Until such demand by the Trustee, the Issuer may pay the principal of and premium, if any, and interest on the Debt Securities of such series to the registered Holders, whether or not the Debt Securities of such series are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Debt Securities of such series and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Debt Securities of such series wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Debt Securities of such series under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the case of any other judicial proceedings relative to the Issuer or such other obligor upon the Debt Securities of such series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest in respect of the Debt Securities of such series, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Debt Securities of such series, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06 hereof, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the Debt Securities of such series may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities of such series, may be enforced by the Trustee without the possession of any of the Debt Securities of such series, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities of such series.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Debt Securities of such series, and it shall not be necessary to make any Holders of the Debt Securities of such series parties to any such proceedings.

Section 6.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6, shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the Debt Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06 hereof;

SECOND: In case the principal of the outstanding Debt Securities of such series shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on such Debt Securities in which an Event of Default exists in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 6.02 hereof upon the overdue installments of interest at the annual rate of 1% above then applicable interest rate, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the outstanding Debt Securities of such series shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon such Debt Securities for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 6.02 hereof, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon such Debt Securities, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 6.04. Proceedings by Holders. No Holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest on the Debt Securities of such series, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Debt Securities of such series then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for ninety (90) calendar days after its receipt of such notice, request and offer of security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07 hereof; it being understood and intended, and being expressly covenanted by the taker and Holder of every Debt Security with every other taker and Holder and the Trustee, that no one or more Holders of Debt Securities shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Debt Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debt Securities (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Debt Security, the right of any Holder of any Debt Security to receive payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3 hereof) and premium, if any, and accrued interest on such Debt Security, on or after the respective due dates expressed in such Debt Security or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Section 6.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Debt Securities of such series, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Debt Securities of such series to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein, and, subject to the provisions of Section 6.04 hereof, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of not less than a majority in aggregate principal amount of the Debt Securities of such series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Holders to the detriment of other Holders or otherwise be unduly prejudicial to the Holders not joining therein and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Holders of a majority in aggregate principal amount of the Debt Securities of such series at the time outstanding may, on behalf of the Holders of all of such Debt Securities, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3 hereof), premium, if any, or interest on such Debt Securities, unless such default has been cured and the Issuer or the Guarantor has deposited with the Trustee all required payments of the principal of, premium, if any, and interest on such Debt Securities (provided, however, that the Holders of a majority in aggregate principal amount of such Debt Securities then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (ii) a default in respect of a covenant or provisions hereof which under Article 9 hereof cannot be modified or amended without the consent of the Holders of all such Debt Securities then outstanding or each such Debt Security affected thereby.

Upon any such waiver, the Issuer, the Trustee and the Holders of the Debt Securities of such series shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said Default or Event of Default shall for all purposes of the Debt Securities of such series and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.08. Notice of Defaults. The Trustee shall, within sixty (60) calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a Default, mail (or send by electronic transmission) to all Holders, as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided, that except in the case of default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3 hereof), or interest on any of the Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee determines in good faith that the withholding of such notice is in the interest of the Holders.

Section 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Issuer or the Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Debt Securities of such series at the time outstanding determined in accordance with Section 8.04 hereof, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3 hereof), or interest on any Note on or after the due date expressed in such Note.

ARTICLE 7

THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Debt Securities of such series at the time outstanding determined as provided in Section 8.04 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.04;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent (other than the Trustee) or any records maintained by any co-registrar (other than the Trustee) with respect to the Debt Securities of such series;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee has otherwise received written notice thereof; and

(g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have been notified in writing of such Event of Default by the Issuer or a Holder of Debt Securities of such series.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Except as explicitly specified otherwise herein, Issuer will be responsible for making all calculations required under this Indenture and the Debt Securities. Issuer will make such calculations in good faith and, absent manifest error, Issuer’s calculations will be final and binding on Holders of the Debt Securities. Issuer will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of Issuer’s calculations without independent verification. The Trustee will forward Issuer’s calculations to any Holder of the Debt Securities upon request.

Section 7.02. Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 7.01 hereof:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, Note, coupon or other paper or document (whether in its original, facsimile or electronic form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer or the General Partner;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) the Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty;

(k) the Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions; and

(l) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

Section 7.03. No Responsibility for Recitals, etc. The recitals contained herein and in the underlying Debt Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities. The Trustee shall not be accountable for the use or application by the Issuer of any Debt Securities or the proceeds of any Debt Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents or Note Registrar May Own Debt Securities. The Trustee, any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Debt Securities with the same rights it would have if it were not Trustee, Paying Agent or Note Registrar.

Section 7.05. Monies to Be Held in Trust. Subject to the provisions of Section 11.02 hereof, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Monies held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise provided herein, the Trustee shall be under no liability for interest on any monies received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Issuer also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any Holder or any other Person) of liability in the premises. The obligations of the Issuer under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall be secured by a lien prior to that of the Debt Securities of such series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular such Debt Securities. The obligation of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) hereof with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01 hereof, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 7.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Issuer and to the Holders of Debt Securities. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) calendar days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Issuer and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Debt Security for at least six months may, subject to the provisions of Section 6.09 hereof, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 7.08 hereof after written request therefor by the Issuer or by any Noteholder who has been a bona fide holder of a Debt Security for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 hereof and shall fail to resign after written request therefor by the Issuer or by any such Noteholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09 hereof, any Noteholder who has been a bona fide holder of a Debt Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) calendar days after either the Issuer or the Holders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Issuer, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11 hereof.

(d) Notwithstanding the replacement of the Trustee pursuant to this Section 7.10, the Issuer’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

Section 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06 hereof, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Debt Securities, to secure any amounts then due it pursuant to the provisions of Section 7.06 hereof.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 hereof and be eligible under the provisions of Section 7.09 hereof.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Issuer (or the former trustee, at the written direction of the Issuer) shall mail (or send by electronic transmission) or cause to be mailed (or sent by electronic transmission) notice of the succession of such trustee hereunder to the Holders of Debt Securities at their addresses as they shall appear on the Note Register. If the Issuer fails to mail such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 7.12. Succession by Merger. Any organization or entity into which the Trustee may be merged or converted or exchanged or with which it may be consolidated, or any organization or entity resulting from any merger, conversion, exchange or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that in the case of any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.08 hereof and eligible under the provisions of Section 7.09 hereof.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debt Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debt Securities or in this Indenture; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debt Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 7.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Debt Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor).

ARTICLE 8

RESERVED

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Holders. The Issuer, the Guarantor and the Trustee may, from time to time, and at any time enter into a supplemental indenture (a “Supplemental Indenture”) without the consent of the Holders of any series of Notes for one or more of the following purposes:

(a) to evidence a successor to the Issuer as obligor or to the Guarantor as guarantor under this Indenture;

(b) to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the Guarantor in this Indenture or in the Notes;

(c) to add Events of Default for the benefit of the Holders of the Notes;

(d) to amend or supplement any provisions of this Indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the Holders of any Notes then outstanding;

(e) to secure the Notes;

(f) to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(g) to provide for rights of Holders of Notes if any consolidation, merger or sale of all or substantially all of property or assets of the Issuer and the Guarantor occurs;

(h) to cure any ambiguity, defect or inconsistency in this Indenture; provided, that this action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(i) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture and the relevant Supplemental Indenture;

(j) to establish the form or terms of the Debt Securities of any series as permitted by Sections 2.01 and 2.02;

(k) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the Debt Securities; provided, that the action shall not adversely affect the interests of the Holders in any material respect; or

(l) to conform the text of this Indenture, the Guarantee or the Debt Securities to any provision of the description thereof set forth in the Prospectus to the extent that such provision in the Prospectus was intended to be a verbatim recitation of a provision in this Indenture, the Guarantee or the Debt Securities.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the General Partner authorizing the execution of any Supplemental Indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such Supplemental Indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any Supplemental Indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any Supplemental Indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer, the Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding.

Section 9.02. Supplemental Indenture With Consent of Holders. With the consent (evidenced as provided in Article 8 hereof) of the Holders of not less than a majority in aggregate principal amount of the Notes of each series at the time outstanding, the Issuer, the Guarantor and the Trustee may, from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(a) change the Stated Maturity of the principal of or any installment of interest on the Notes, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Notes, or adversely affect any right of repayment of the Holder of the Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

(b) reduce the percentage in principal amount of the outstanding Notes necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the requirements of quorum or change voting requirements set forth in this Indenture;

(c) modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of the Issuer or the Guarantor (except as provided in Section 15.04) in respect of the due and punctual payments of principal and interest; or

(d) modify any of this Section 9.02 or 6.07 hereof or any of the provisions relating to the waiver of certain past Defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of the Notes.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the General Partner authorizing the execution of any Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03. Effect of Supplemental Indenture. Any Supplemental Indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such Supplemental Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such Supplemental Indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any Supplemental Indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Notation on Notes. Notes authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such Supplemental Indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11 hereof) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 9.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any Supplemental Indenture pursuant to this Article 9, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any Supplemental Indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.

ARTICLE 10

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01. Issuer May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which either the Issuer will be the continuing entity or the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer, to any other Person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met:

(a) the Issuer shall be the continuing entity, or the successor entity (if other than the Issuer) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States and shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b) immediately after giving effect to such transaction, no Default and no Event of Default shall have occurred and be continuing; and

(c) either the Issuer or the successor Person, in either case, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a Supplemental Indenture is required in connection with such transaction, such Supplemental Indenture comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 10.01 unless prior thereto the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Issuer’s obligations hereunder shall remain in full force and effect thereafter.

Section 10.02. Issuer Successor to Be Substituted. Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any Person in accordance with Section 10.01 hereof, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be released and discharged from all obligations and covenants under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.03. Guarantor May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Guarantor with or into any other Person or Persons (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which either the Guarantor will be the continuing entity or the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Guarantor, to any other Person (whether or not affiliated with the Guarantor); provided, however, that the following conditions are met:

(a) the Guarantor shall be the continuing entity, or the successor entity (if other than the Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States and shall expressly assume the obligations of the Guarantor under the Guarantee and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b) immediately after giving effect to such transaction, no Default and no Event of Default shall have occurred and be continuing; and

(c) either the Guarantor or the successor Person, in either case, shall have delivered to the Trustee an Officers’ Certificate of the Guarantor and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and such Supplemental Indenture comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 10.03 unless prior thereto the Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Guarantor’s obligations hereunder shall remain in full force and effect thereafter.

Section 10.04. Guarantor Successor to Be Substituted. Upon any consolidation or merger or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person in accordance with this Section 10.04, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be released and discharged from all obligations and covenants under this Indenture and the Guarantee.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.05. Assumption by Guarantor. Without the consent of any Holders of the Notes, the Guarantor, or a Subsidiary thereof, may directly assume, by a Supplemental Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed. Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under this Indenture with the same effect as if the Guarantor or such Subsidiary had been named as the Issuer herein and the Issuer shall be released from all obligations and covenants with respect to the Notes. No such assumption shall be permitted unless the Guarantor has delivered to the Trustee (i) an Officers’ Certificate and an Opinion of Counsel, each stating that such assumption and Supplemental Indenture comply with this Article 10, and that all conditions precedent herein provided for relating to such transaction have been complied with and that, in the event of assumption by a Subsidiary, the Guarantee and all other covenants of the Guarantor herein remain in full force and effect and (ii) an opinion of independent counsel that the Holders of Notes shall have no materially adverse United States federal tax consequences as a result of such assumption, and that, if any Notes are then listed on the New York Stock Exchange, that such Notes shall not be delisted as a result of such assumption.

ARTICLE 11

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01. Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either: (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 11.04 hereof and (ii) Notes for whose payment monies have theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 11.04 hereof) have been delivered to the Trustee for cancellation; or (2) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, whether at the applicable maturity date, or otherwise, or (ii) are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the applicable maturity date or Redemption Date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a Default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Issuer is a party or to which the Issuer is bound; (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.06 hereof shall survive and, if monies shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Sections 2.06, 2.07, 2.08, and 5.01 hereof and this Article 11, shall survive until the Notes have been paid in full.

Section 11.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 11.04 hereof, all monies deposited with the Trustee pursuant to Section 7.05 hereof shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 11.03. Paying Agent to Repay Monies Held. Subject to the provisions of Section 11.04 hereof, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all monies deposited with it pursuant to Section 11.01 hereof and shall apply the deposited monies in accordance with this Indenture and the Notes to the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3 hereof) and interest on the Notes.

Section 11.04. Return of Unclaimed Monies. The Trustee and each Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal or interest that remains unclaimed for two years after a right to such monies have matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed (or sent by electronic transmission) to each Holder entitled to such monies, notice that such monies remain unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such monies then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to monies must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such monies.

Section 11.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 11.02 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such monies in accordance with Section 11.02 hereof; provided, that if the Issuer makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

ARTICLE 12

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 12.02 or 12.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 12.

Section 12.02. Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.02, the Issuer and the Guarantor will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantee on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantor will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes and Guarantee, which will thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 hereof and the other sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium on, such Notes when such payments are due from the trust referred to in Section 12.04 hereof;

(b) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantor’s obligations in connection therewith; and

(d) this Article 12.

Subject to compliance with this Article 12, the Issuer may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 hereof.

Section 12.03. Covenant Defeasance.

Upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.03, the Issuer and the Guarantor will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.09, 4.10 and 4.11 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 12.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantee, the Issuer and the Guarantor may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantee will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.03, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, Sections 6.01(c) and 6.01(d) hereof will not constitute Events of Default.

Section 12.04. Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03 hereof:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(b) in the case of an election under Section 12.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:

(1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 12.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer or the Guarantor is a party or by which the Issuer or the Guarantor is bound;

(f) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 12.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 12 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 12.06. Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on, any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 12.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantor’s obligations under this Indenture and the Notes and the Guarantee will be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 13

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01. Indenture and Notes Solely Corporate Obligations. Except as otherwise expressly provided in Article 15 hereof, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3 hereof) or, premium, if any, or interest on any Global Debt Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any Supplemental Indenture or in any Global Debt Security or Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, limited partner, member, manager, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the General Partner, the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, either directly or through the Issuer or any of the Issuer’s Subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Global Debt Securities.

ARTICLE 14

MEETINGS OF HOLDERS OF NOTES

Section 14.01. Purposes for Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by this Indenture or a Supplemental Indenture to be made, given or taken by Holders of Notes.

Section 14.02. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Notes of a series for any purpose specified in Section 14.01 hereof, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03 hereof, not less than twenty-one (21) nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Issuer, the Guarantor or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes of such series for any purpose specified in Section 14.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, the Guarantor, if applicable, or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 14.02.

Section 14.03. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes of a series, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantor and its counsel and any representatives of the Issuer and its counsel.

Section 14.04. Quorum; Action. The Persons entitled to vote a majority in principal amount of the outstanding Notes of a series shall constitute a quorum for a meeting of Holders of such Notes; provided, however, that if any action is to be taken at the meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02 hereof, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum.

Except as limited by the proviso to Section 9.02 hereof, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as limited by the proviso to Section 9.02 hereof, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 14.04 shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.

Section 14.05. Determination of Voting Rights; Conduct and Adjournment of Meetings. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.03 hereof and the appointment of any proxy shall be proved in the manner specified in Section 8.01 hereof.

(a) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Notes as provided in Section 14.02(b) hereof, in which case the Issuer, the Guarantor or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes of such series represented at the meeting.

(b) At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $2,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(c) Any meeting of Holders of Notes duly called pursuant to Section 14.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 14.06. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 hereof and, if applicable, Section 14.04 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and the Guarantor, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 15

Guarantee

Section 15.01. Guarantee. By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Issuer and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 15, the Guarantor hereby unconditionally guarantees to each Holder of a Debt Security authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price upon redemption pursuant to Article 3 hereof), premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at the applicable maturity date, upon acceleration, upon redemption or otherwise, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the applicable maturity date, by acceleration, call for redemption or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 15.03 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article 15, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a “Benefited Party”) to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Issuer, any Benefited Party, any creditor of the Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Article 7 hereof.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantor, or any trustee or similar official acting in relation to either the Issuer or the Guarantor, any amount paid by the Issuer or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 15.02. Execution and Delivery of Guarantee. To evidence the Guarantee set forth in Section 15.01 hereof, the Guarantor agrees that a notation of the Guarantee substantially in the form included in the applicable Supplemental Indenture shall be endorsed on each Debt Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an Officer of the Guarantor.

The Guarantor agrees that the Guarantee set forth in this Article 15 shall remain in full force and effect and apply to all the Debt Securities of such series notwithstanding any failure to endorse on each Debt Security a notation of the Guarantee.

If an officer whose signature is on a Debt Security or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Debt Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Debt Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 15.03. Limitation of Guarantor’s Liability; Certain Bankruptcy Events.

(a) The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 15 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(b) The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 15.04. Release of Guarantor of Guarantee Obligations.

(a) Notwithstanding any other provisions of this Indenture, the Guarantee Obligations of the Guarantor may be released upon the terms and subject to the conditions set forth in the applicable Supplemental Indenture. Provided that no Event of Default shall have occurred and shall be continuing under this Indenture, the Guarantee Obligations incurred by the Guarantor pursuant to this Article 15 shall be unconditionally released and discharged automatically upon the release of all guarantees by the Guarantor of the 2026 Notes, the Issuer’s 3.750% Senior Notes due 2027, the Issuer’s 3.100% Senior Notes due 2030, the Issuer’s unsecured credit and loan facilities and any additional guarantees by the Guarantor of senior unsecured indebtedness.

(b) Upon receipt of a written request of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel that the Guarantor is entitled to such release in accordance with the provisions of this Indenture, the Trustee shall deliver, at the Issuer’s expense, such instruments as are requested by the Issuer or Guarantor to evidence the release of the Guarantor from the Guarantee Obligations.

ARTICLE 16

Miscellaneous Provisions

Section 16.01. Provisions Binding on Issuer’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements by the Issuer or Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or Guarantor.

Section 16.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Issuer or Guarantor shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

To the Issuer:

Healthcare Realty Holdings, L.P.

3310 West End Avenue, Suite 700

Nashville, TN 37203

Telecopier No.: (615) 463-7739

Attention: Mr. Todd J. Meredith, President and Chief Executive Officer

cc:         Mr. J. Christopher Douglas, Executive Vice President and Chief Financial Officer

To the Guarantor:

Healthcare Realty Trust Incorporated

3310 West End Avenue, Suite 700

Nashville, TN 37203

Telecopier No.: (615) 463-7739

Attention: Mr. Todd J. Meredith, President and Chief Executive

cc:         Mr. J. Christopher Douglas, Executive Vice President and Chief Financial Officer

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

101 North First Avenue, Suite 1600

Mailstop LM-AZ-16P

Phoenix, Arizona 85003

Telecopier No.: (602) 257-5433

Attention: Mary Ambriz-Reyes, Healthcare Realty Holdings, L.P.

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.04. Governing Law. This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of New York.

Section 16.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Issuer or Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or Guarantor shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 16.06. Legal Holidays. In any case in which the Stated Maturity of interest on or principal of the Notes or the Redemption Date of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Maturity or the Redemption Date, and no interest shall accrue for the period from and after such date.

Section 16.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, that this Section 16.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 16.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its Subsidiaries is located.

Section 16.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.06, 2.07, 2.08 and 3.03 hereof, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09 hereof.

Any corporation into which any authenticating agent may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, consolidation or exchange to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 16.11, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Issuer and shall mail notice of such appointment of a successor authenticating agent to all Holders of Notes as the names and addresses of such Holders appear on the Note Register.

The Issuer agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 8.03 hereof and this Section 16.11 shall be applicable to any authenticating agent.

Section 16.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Indenture by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Indenture.

The Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. The Issuer assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties.

Section 16.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

U.S. Bank Trust Company, National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

HEALTHCARE REALTY HOLDINGS, L.P.

By: Healthcare Realty Trust Incorporated,
its general partner

By:	/s/ Andrew E. Loope
Name: Andrew E. Loope
Title: Senior Vice President, Corporate Counsel and Secretary

HEALTHCARE REALTY TRUST INCORPORATED
as Guarantor

By:	/s/ Andrew E. Loope
Name: Andrew E. Loope
Title: Senior Vice President, Corporate Counsel, and Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Mary Ambriz-Reyes
Name: Mary Ambriz-Reyes
Title: Vice President